UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2010

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-12441	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One St. Jude Medical Drive, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 756-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2009, St. Jude Medical, Inc. (the “Company”) announced the resignation of Joseph McCullough as Group President of the Company effective as of November 1, 2009.  On January 13, 2010, the Company entered into an Agreement (the “Agreement”) with Mr. McCullough that sets forth the terms of Mr. McCullough’s continued employment and eventual retirement from the Company.  Pursuant to the terms of the Agreement, Mr. McCullough will continue to be employed by the Company, at a salary of $500,000 per year, through December 24, 2010.  His duties will be limited to specific matters determined by the Company’s Chief Executive Officer.  In the event Mr. McCullough terminates his employment before December 24, 2010, he will be entitled to receive a lump sum payment equal to $500,000 less any amounts already paid as salary for 2010 and less applicable taxes.  Mr. McCullough is prohibited from competing directly or indirectly with the Company at any time during the term of the Agreement and for a period of time thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date: January 15, 2010	By:	/s/ Pamela S. Krop
Pamela S. Krop
Vice President, General Counsel
and Corporate Secretary